Exhibit 23.1

                    Letterhead of Halt, Buzas & Powell, Ltd.




Phillip Offill
1201 Elm Street, #1700
Renaissance Tower
Dallas, TX  75270



Re:      Consent of use of financial statements for AUC



Dear Mr. Offill:

     By means of this letter we provide American Utilicraft Corporation (AUC) our consent under Exhibit 23.1 to use financial statements for the years ended December 31, 2001 & 2002 and the annual filing of 2001 KSB. Please note our name change effective September of 2003 as Halt, Buzas & Powell, Ltd. If you need further assistance please call our office.


                                   Sincerely,

                                   /s/ Steven R. Halt
October 25, 2004                   Steven R. Halt